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LIST OF SUBSIDIARIES

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
1.   Focus Media (China) Holding Limited

2.   Focus Media Technology (Shanghai) Company Ltd.

3.   Shanghai Focus Media Advertising & Communication Co., Ltd.

4.   Shanghai Focus Media Digital & Information Company Ltd.

5.   Shanghai Focus Media Advertising Co., Ltd.

6.   Shanghai On Target Advertising Co., Ltd.

7.   Xian Focus Media Culture & Information Communication Company Ltd.

8.   Yunnan Focus Media Advertising Company Ltd.

9.   Dalian Focus Media Advertising Company Ltd.

10.  Nanjing Focus Media Advertising Company Ltd.

11.  Qiongqin Geyang Focus Media Advertising Company Ltd.

12.  Zhejiang Honglu Focus Media Advertising Company Ltd.

13.  Wuhan Geshi Focus Media Advertising Company Ltd.

14.  Changsha Century Focus Media Advertising Company Ltd.

15.  Qingdao Focus Advertising Company Ltd.

16.  Sichuan Focus Media Advertising Company Ltd.

17.  Shanghai Qianjian Advertising Company Ltd.

18.  Shanghai Perfect Media Culture & Advertising Company Ltd.

19.  Guangzhou Foke Advertising Company Ltd.

20.  Hebei Tianma Weiye Advertising Company Ltd.

21.  Tianjian Focus Tongsheng Advertising Company Ltd.

22.  Zhuhai Focus Media Culture and Communication Company
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
23.  Xiamen Guomao Focus Media Advertising Company Ltd.

24.  Focus Media Qingdao Limited

25.  Focus Media Changsha Limited

26.  Focus Media Dalian Limited

27.  Focus Media Tianjian Limited

28.  Focus Media Hebei Limited

29.  Perfect Media Holding Limited

30.  Capital Beyond Limited

31.  Sorfari Holding Limited
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